Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES
NEW STOCK SYMBOL – “BMNMD”

VERO BEACH, Fla. (March 11, 2010) - Bimini Capital Management, Inc. (OTCBB:BMNM) ("Bimini Capital" or the "Company"), a real estate investment trust ("REIT"), today announced that all steps have been completed for the previously announced 1-for-10 reverse stock split of its Class A common stock, Class B common stock and Class C common stock. In connection with the reverse stock split, the Company has been assigned a new stock symbol. Beginning March 12, 2010, the Company’s Class A common stock will be reported on the OTC Bulletin Board under the new stock symbol “BMNMD.” The Company's shares were previously quoted on the OTC Bulletin Board under the stock symbol “BMNM.” The Company's transfer agent will be sending shareholders information and instructions on how to exchange their present shares for post-split shares of the Company’s Class A common stock, Class B common stock and Class C common stock.

The new stock symbol, “BMNMD”, will remain in effect for twenty (20) business days only.  The stock symbol will revert back to the current symbol, “BMNM”, on Friday, April 9, 2010.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com